UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

Surgery Partners, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500

Brentwood, Tennessee 37027

(Address of Principal Executive Offices) (Zip Code)

(615) 234-5900

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SGRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2022, Surgery Partners, Inc. (the “Company”) effected a public offering of 23,469,388 shares of its common stock, $0.01 par value per share, at a price to the public of $24.50 per share (the “Public Offering”). In addition, the Company granted the Underwriters an option to purchase up to an additional 3,520,408 shares of its common stock at the public offering price. Subject to customary closing conditions, the closing of the Public Offering is expected to take place on November 23, 2022.

In connection with the Public Offering, the Company undertook a concurrent private placement (the “Private Placement”) of $225 million of its common stock to an affiliate of its controlling shareholder (“Bain Capital”). In connection with the Private Placement, the Company and Bain Capital entered into a stock purchase agreement (the “Purchase Agreement”) pursuant to which the Company has agreed to sell and issue to Bain Capital, up to an aggregate of 9,183,673 shares of the Company’s common stock. The Private Placement is expected to close within 30 days.

The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02. The common stock to be issued in the Private Placement has not been registered under the Securities Act of 1933, as amended and is being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 8.01	Other Events

On November 21, 2022, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC, Barclays Capital Inc. and Jefferies LLC acting as representatives of the several underwriters (the “Underwriters”), relating to the Public Offering. In addition, the Company granted the Underwriters an option to purchase up to an additional 3,520,408 shares of common stock at the same price per share as the public offering price. Subject to customary closing conditions, the closing of the Public Offering is expected to take place on November 23, 2022.

The Public Offering was made pursuant to the Company’s effective automatic shelf registration statement on Form S-3, as amended (File No. 333-252399), and a related prospectus supplement dated November 21, 2022.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 21, 2022, among Surgery Partners, Inc. and BofA Securities, Inc., J.P. Morgan Securities LLC, Barclays Capital Inc. and Jefferies LLC, as representatives of the several underwriters.
5.1	Opinion of Ropes & Gray LLP.
10.1	Securities Purchase Agreement, dated November 21, 2022, by and between, Surgery Partners, Inc. and Bain Capital Fund XI, L.P.
23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2022	Surgery Partners, Inc.

	By:	/s/ David T. Doherty
Name: David T. Doherty
Title: Executive Vice President and Chief Financial Officer